                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                       ________________________________

                          AGREEMENT AND PLAN OF MERGER

                       ________________________________

                                     among

                             Sherwood Brands, Inc.,

                          Sherwood Acquisition Corp.,

                      Asher Candy Acquisition Corporation,

                            and the shareholders of

                      Asher Candy Acquisition Corporation



                                 April 25, 2002

                               TABLE OF CONTENTS
                               -----------------

                                                                     Page
                                                                     ----
                                   ARTICLE I
                                  THE MERGER

 1.1  The Merger..................................................      1
 1.2  Effective Time..............................................      1
 1.3  Merger Consideration........................................      2
 1.4  Effects of the Merger.......................................      2
 1.5  Articles of Incorporation and Bylaws........................      2
 1.6  Directors...................................................      2
 1.7  Officers....................................................      2
 1.8  Effect on Capital Stock.....................................      2
 1.9  Exchange of Certificates....................................      3
1.10  Post Closing Adjustments....................................      4
1.11  Hold-back...................................................      4

                               ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND
                               THE SELLERS

 2.1  Corporate Organization, Etc.................................      5
 2.2  Subsidiaries................................................      5
 2.3  Stock Record Books..........................................      5
 2.4  Books and Records...........................................      5
 2.5  Title to Stock..............................................      5
 2.6  Authorization, Etc..........................................      6
 2.7  Options and Rights..........................................      6
 2.8  No Violation................................................      6
 2.9  Financial Statements........................................      7
2.10  Employees...................................................      7
2.11  Absence of Certain Changes..................................      8
2.12  Contracts...................................................      8
2.13  Title and Related Matters...................................      9
2.14  Litigation..................................................     10
2.15  Tax Matters.................................................     10
2.16  Compliance with Law and Applicable Government Regulations...     13
2.17  ERISA and Related Matters...................................     13
2.18  Intellectual Property.......................................     16
2.19  Customer Warranties.........................................     17
2.20  Products Liability..........................................     17
2.21  Environmental Matters.......................................     17
2.22  Capital Expenditures and Investments........................     18
2.23  Dealings with Affiliates....................................     18
2.24  Insurance...................................................     18

2.25  Accounts Receivable; Inventories........................   19
2.26  Brokerage...............................................   19
2.27  Customers and Suppliers.................................   19
2.28  Permits.................................................   20
2.29  Investment Purpose......................................   20
2.30  Improper and Other Payments.............................   20
2.31  Disclosure..............................................   20
2.31  Access to Information...................................   21
2.31  Restricted Securities...................................   21

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                              AND ACQUISITION SUB

 3.1  Corporate Organization, Etc.............................   21
 3.2  Authorization, Etc......................................   21
 3.3  No Violation............................................   22
 3.4  Financial Statements; SEC Reports.......................   22
 3.5  Purchase Price Shares and Warrants......................   22
 3.6  Cooperation of the Purchaser............................   22
 3.7  Access to Records/Union and Landlord Matters............   22
 3.8  Finders' Fees...........................................   23
 3.9  Litigation..............................................   23
3.10  Inspections.............................................   23

                                  ARTICLE IV
                               OTHER AGREEMENTS

 4.1  Agreement to Defend.....................................   23
 4.2  Registration Rights.....................................   23
 4.3  Put Right...............................................   24
 4.4  Tag Along Rights........................................   24
 4.5  Certain Restrictions....................................   24
 4.6  Deliveries After Closing................................   24
 4.7  Non-Competition.........................................   25
 4.8  Public Announcements....................................   25
 4.9  Tax Returns.............................................   25

                                   ARTICLE V
                                    CLOSING

 5.1  Deliveries by the Corporation and the Sellers...........   25
 5.2  Deliveries by Purchaser and Acquisition Sub.............   26

                                  ARTICLE VI
                      SURVIVAL OF TERMS; INDEMNIFICATION

 6.1  Survival................................................   26
 6.2  Limitations.............................................   27

 6.3 Indemnification by Sellers....................................   27
 6.4 Indemnification by Purchaser..................................   28
 6.5 Third-Party Claims............................................   29
 6.6 Security for the Indemnification Obligation...................   30

                                  ARTICLE VII
                           MISCELLANEOUS PROVISIONS

 7.1  Amendment and Modification...................................   31
 7.2  Waiver of Compliance; Consents...............................   31
 7.3  Certain Definitions..........................................   31
 7.4  Notices......................................................   36
 7.5  Assignment...................................................   37
 7.6  Governing Law................................................   37
 7.7  Counterparts.................................................   37
 7.8  Headings.....................................................   37
 7.9  Entire Agreement.............................................   37
7.10  Consent to Jurisdiction; Service of Process..................   38
7.11  Binding Effect...............................................   38
7.12  Injunctive Relief............................................   38
7.13  Delays or Omissions..........................................   38
7.14  Severability.................................................   38
7.15  Expenses.....................................................   38
7.16  Power of Attorney............................................   38
7.17  Waiver of Jury Trial.........................................   39

                            SCHEDULES AND EXHIBITS

Schedule/Exhibit                                                               Responsibility
----------------                                                               --------------
                                                                         ("Sellers" or "Purchaser")
                                                                         --------------------------
2.1(a)    Foreign Qualifications of Corporation                                       S
2.1(b)    Charter and Bylaws of Corporation                                           S
2.3       Stock Record Books, Stockholders - Capital Stock                            S
2.4       Minute Books, Officers and Directors                                        S
2.8       Violations, Notices and Consents                                            S
2.9(a)    Financial Statements                                                        S
2.9(b)    Postclosing Indebtedness                                                    S
2.10      Employee Matters                                                            S
2.12      Contracts                                                                   S
2.13(b)   Liens and Other Encumbrances                                                S
2.14      Litigation                                                                  S
2.15(c)   Tax Matters                                                                 S
2.15(f)   Tax Carryovers                                                              S
2.16      Compliance with Law and Applicable Government Regulations                   S
2.17      Erisa Matters                                                               S
2.18(a)   Material Proprietary Rights                                                 S
2.18(c)   Software Applications                                                       S
2.20      Products Liability                                                          S
2.21      Environmental Matters                                                       S
2.22      Capital Expenditures                                                        S
2.24      Insurance and Claims                                                        S
2.27      Significant Customers and Suppliers                                         S
2.28      Permits                                                                     S

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered
                                             ---------
into as of the 25th day of April, 2002 (the "Closing Date"), by and among (i)
                                             ------------
Sherwood Brands, Inc., a North Carolina corporation (the "Purchaser"), (ii)
                                                          ---------
Sherwood Acquisition Corp., a Wyoming corporation and wholly owned subsidiary of Purchaser ("Acquisition Sub"), (iii) Asher Candy Acquisition Corporation, a
            ---------------
Wyoming corporation (individually and collectively with its Subsidiaries, the "Corporation"), and (iv) the shareholders of the Corporation listed on the
 -----------
signature pages hereto (collectively the "Sellers" and each individually a
                                          -------
"Seller").
 ------

                                    Recitals
                                    --------

     A. The Board of Directors of Acquisition Sub and Purchaser deem it advisable and in the best interest of said corporations and their shareholders that Acquisition Sub merge with and into the Corporation as provided herein (the "Merger") and have approved and adopted the form, terms and provisions of this
 ------
Agreement and the Merger.

     B. The Board of Directors of the Corporation deems the Merger advisable and in the best interest of said corporation and its shareholders, and the Board of Directors and shareholders of the Corporation have approved and adopted the form, terms and provisions of this Agreement and the Merger.

     C. The Sellers are entering into this Agreement as an inducement to Purchaser to effect the Merger.

                                   Agreement
                                   ---------

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

     1.1  The Merger.  Upon the terms and subject to the conditions set forth
          ----------
in this Agreement, and in accordance with the Wyoming Business Corporation Act (the "Corporation Law"), Acquisition Sub shall be merged with and into the
      ---------------
Corporation at the Effective Time. Following the Effective Time, the separate corporate existence of Acquisition Sub shall cease, and the Corporation shall continue as the surviving corporation (the "Surviving Corporation") and shall
                                            ---------------------
succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the Corporation Law. At the election of Purchaser, any direct or indirect wholly owned Subsidiary of Purchaser may be substituted for Acquisition Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     1.2  Effective Time.  Subject to the provisions of this Agreement, as soon
          --------------
as practicable on or after the date hereof, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance
                                  ------------------
with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Wyoming Secretary of State, or at such other time as Acquisition Sub and the Corporation shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").
                                                              --------------

     1.3  Merger Consideration.  In consideration for the Merger and in reliance
          --------------------
on the representations and warranties, covenants and agreements of the Sellers contained herein and the documents contemplated hereby, Purchaser shall issue in the name of the Sellers (i) such number of shares of the Class A common stock, $.01 par value, of Sherwood Brands, Inc. (the "Sherwood Common Stock") as shall
                                               ---------------------
equal a Fair Market Value as of February 14, 2002 (the "February 14 FMV") of
                                                        ---------------
$1.75 million, subject to the adjustments in Section 1.10 (the "Purchase Price
                                                                --------------
Shares"), and (ii) warrants exercisable for such number of shares of the
------
Sherwood Common Stock as shall have a February 14 FMV of $250,000 (the "Warrants") (the Purchase Price Shares and the Warrants are together referred to
 --------
herein as the "Merger Consideration").  The Warrants shall be issued pursuant to
               --------------------
the terms and conditions of that certain warrant agreement to be executed and delivered by Purchaser simultaneously herewith.

     1.4  Effects of the Merger.  The Merger shall have the effects set forth
          ---------------------
in the applicable provisions of the Corporation Law.

     1.5  Articles of Incorporation and Bylaws.
          ------------------------------------

          (a) The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that First Article thereof shall be amended to provide that the corporate name of the Surviving Corporation is "Asher Candy."

          (b) The bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.6  Directors.  The directors of Acquisition Sub immediately prior to the
          ---------
Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.7  Officers.  The officers of Acquisition Sub immediately prior to the
          --------
Effective Time and such other Persons as Purchaser shall designate shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     1.8  Effect on Capital Stock.  As of the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the holder of any shares of the outstanding capital of the Corporation or Acquisition Sub:

          (a) Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (b) Each share of the Corporation's common stock, par value $.01 per share ("Corporation Common Stock"), if any, that is held in the treasury of
             ------------------------
     the Corporation or by any wholly owned subsidiary of the Corporation shall automatically be cancelled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Each share of Corporation Common Stock issued and outstanding (other than shares of Corporation Common Stock to be canceled in accordance with Sections 1.8(a) and 1.8(b) hereof) shall be converted into the right to receive from Purchaser, its proportionate share of the Merger Consideration. As of the Effective Time, all outstanding shares of Corporation Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Corporation Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as set forth herein.

     1.9  Exchange of Certificates.
          ------------------------

          (a) On or after the Effective Time, upon surrender by the Sellers to Purchaser of certificates representing the shares of Corporation Common Stock or affidavits of lost certificates (the "Certificates"), Purchaser
                                                    ------------
     shall instruct its transfer agent to issue the Purchase Price Shares less the Hold-Back Shares to the Sellers pro-rata based on their relative percentage ownership of Corporation Common Stock. Until surrendered as contemplated herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable number of Purchase Price Shares and Warrants. In the event any Certificate shall have been lost, stolen or destroyed, Purchaser may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the Corporation Common Stock represented by such Certificates, require the owner of such lost, stolen or destroyed Certificate to provide an indemnity against any claim that may be made against Purchaser or the Surviving Corporation.

          (b) All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.9 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Corporation Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Corporation shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Corporation Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Purchaser for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

     1.10 Post Closing Adjustments.
          ------------------------

          The Corporation has heretofore delivered to Purchaser a balance sheet which is attached hereto as Exhibit A (the "Estimated Balance Sheet") and a
                                 ---------       -----------------------
     calculation of the Corporation's net worth (the "Estimated Net Worth").  As
                                                      -------------------
     soon as practicable, but no later than 15 days after the Closing Date, a representative of the Purchaser and a representative of the Sellers shall work together to prepare and deliver a balance sheet of the Corporation (the "Closing Date Balance Sheet" and a calculation of the Closing Date Net
           --------------------------
     Worth (the "Closing Date Net Worth"), utilizing generally accepted
                 ----------------------
     accounting principles, consistently applied, provided that in calculating inventory, the representatives shall allocate overhead on finished goods for current merchandise in accordance with methodology previously utilized by the Corporation. In the event that such representatives are not able to reach an agreement about the Closing Date Balance Sheet and the Closing Date Net Worth within 15 days after the Closing, the Purchaser and the Sellers shall promptly collectively select and retain a regionally recognized independent accounting firm acceptable to the Sellers and Purchaser (the "Independent Accountant") to resolve any disputes. The fees
                     ----------------------
     and expenses of the Independent Accountant shall be paid by the party (with the Purchaser deemed to be one party and the Sellers collectively another) whose estimate of the Closing Date Net Worth is furthest from the Independent Accountant's calculation of the Closing Date Net Worth. The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final Closing Date Balance Sheet, or, as the case may be, setting forth its determination as to the disputed matters submitted to it. The date upon which agreement is reached regarding the Closing Date Net Worth shall be referred to as the "Settlement Date." For a period of three months after the Closing Date,
      ---------------
     Jim Spampinato and Christopher Willi, acting jointly for the benefit of the Surviving Corporation, shall assist the Surviving Corporation in the management of the Closing Date accounts payable and accrued expenses. In the event that such items are satisfied by the Surviving Corporation at less than the face value thereof, then the difference between the amounts payable and the amounts paid shall serve as an upward adjustment to the Purchase Price and shall be paid to the Sellers as promptly as reasonably practicable after November 30, 2002 in shares of Sherwood Common Stock, valued at the February 14 FMV.

          1.11  Hold-back.  As security for the post-closing adjustments and the
                ---------
     indemnification obligations of the Sellers pursuant to this Agreement, such number of Purchase Price Shares having a value of $700,000 (the "Hold-Back
                                                                      ---------
     Shares") shall be placed in escrow (the "Escrow") as of the date hereof
     ------                                   ------
     pursuant to the terms and conditions set forth in the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"). The Hold-Back
                        ---------       ----------------
     Shares shall be deemed to have the February 14 FMV for the purpose of all Escrow calculations. The parties agree that the Surviving Corporation is entitled to receive an amount of Hold-Back Shares with a February 14 FMV equal to the lesser of (x) fifty percent of the of termination fees and expenses related to a termination by the Surviving Corporation of the Wells Fargo Credit Facility, and (y) $100,000. If, on or before July 1, 2002, the Surviving Corporation has not terminated the Wells Fargo Credit Facility, then the Sellers shall be entitled to receive from Escrow, in the aggregate, such number of Hold-Back Shares as shall have a February 14 FMV equal to $50,000. The liability of the Sellers with respect to the termination of the Wells Fargo

     Credit Facility shall then be limited to the Hold-Back Shares in Escrow having a February 14 FMV of $50,000.

                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE SELLERS
       -----------------------------------------------------------------

     The Corporation and the Sellers represent and warrant to Purchaser and Acquisition Sub as of the date hereof:

     2.1  Corporate Organization, Etc.  The Corporation is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Corporation is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed. Such jurisdictions are set forth in
Schedule 2.1(a) hereto.  True, complete and correct copies of the Corporation's
---------------
charter and bylaws as presently in effect are set forth in Schedule 2.1(b)
                                                           ---------------
hereto.

     2.2  Subsidiaries.  The Corporation does not have any Subsidiaries.
          ------------

     2.3  Stock Record Books.  The stock record books of the Corporation that
          ------------------
have been delivered to Purchaser for inspection prior to the date hereof are complete and correct in all material respects. The authorized, issued and outstanding capital stock of the Corporation is as set forth in Schedule 2.3
                                                                ------------
hereto. There are no shares of capital stock of the Corporation held in the treasury of the Corporation, and no shares of capital stock of the Corporation are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

     2.4  Books and Records.  The corporate minute books of the Corporation that
          -----------------
have been made available to Purchaser for inspection are complete and correct in all material respects and contain all of the proceedings of the shareholders and directors of the Corporation. A true and complete list of the incumbent directors and officers of the Corporation is set forth in Schedule 2.4 hereto.
                                                          ------------
The Corporation does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Corporation.

     2.5  Title to Stock.  All of the outstanding shares of the capital stock of
          --------------
the Corporation are owned by the Sellers, are duly authorized, validly issued, fully paid and nonassessable, are free of all Liens and Contracts, and have been issued in compliance with all applicable securities laws. All of the Shares were acquired from third parties or the Corporation in compliance with all applicable securities laws, free and clear of any rescission rights. There is no outstanding Contract with the Corporation or any other Person to purchase, redeem or otherwise acquire any shares of the capital stock of, or other interest in, the Corporation, or securities or obligations of any kind convertible into any shares of the capital stock of the Corporation. The Corporation has not redeemed any securities in violation of any Contract or Regulation.

     2.6  Authorization, Etc.
          -------------------

          (a) The Corporation has full power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of the Corporation and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by the Corporation each constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

          (b) Each Seller is the sole owner of and has full right, power and authority to sell and vote the Shares set forth opposite the signature line for such Seller's name below. Each Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby and to deliver the Shares and the certificates evidencing such Shares to Purchaser as provided for herein, free and clear of all Liens. This Agreement and all other agreements contemplated hereby to be entered into by the Sellers each constitute a legal, valid and binding obligation of the Seller who is a party thereto enforceable against such Seller in accordance with its terms.

     2.7  Options and Rights.  As of the date hereof, there are no outstanding
          ------------------
Options with respect to the Corporation's capital stock. There are no existing Contracts or Options between a Seller on the one hand, and any other Person, on the other hand, regarding any capital stock of the Corporation.

     2.8  No Violation.  Except as set forth in Schedule 2.8 hereto, the
          ------------                          ------------
execution, delivery and performance by the Corporation and the Sellers of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation and the Sellers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Corporation's capital stock or assets pursuant to,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the charter or bylaws of the Corporation or any applicable Regulation, Order or any Contract to which the Corporation, the Sellers or their respective properties are subject. Each of the Sellers and the Corporation has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     2.9  Financial Statements.
          --------------------

          (a) Attached as Schedule 2.9(a) hereto are audited year-end balance
                          ---------------
     sheets and statements of operations, shareholders' equity and cash flow of the Corporation as of August 31 for each of the fiscal years 1999, 2000 and 2001 and an unaudited balance sheet for the six-month period ending February 28, 2002 and unaudited statements of operations, shareholders' equity and cash flow of the Corporation for the six-month period then ended. Such balance sheets and the notes thereto fairly present the financial position of the Corporation at the respective dates thereof, and such statements of operations, changes in shareholders' equity and cash flow and the notes thereto (i) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (except as stated therein or in the notes thereto), (ii) fairly present the financial condition of the Corporation at the respective date of, and for the period covered by such statements in accordance with GAAP and (iii) were prepared from the books and records of the Corporation, except that the unaudited financial statements have no notes attached thereto and do not have year-end adjustments (none of which would be recurring). The balance sheet and statements of operations, shareholders' equity and cash flow as at August 31, 2001 and the notes thereto are herein collectively referred to as the "Financial Statements" and August 31, 2001 is herein referred to as the
      --------------------
     "Financial Statement Date."
      ------------------------

          (b) Except as set forth in Schedule 2.9(b) hereto, the Corporation
                                     ---------------
     does not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Corporation, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than: (i) liabilities set forth in the Financial Statements (including any notes thereto), or (ii) liabilities and obligations that have arisen after the Financial Statement Date in the ordinary course of business (none of which is a liability resulting from breach of Contract, breach of warranty, tort, infringement or Claim).

          (c) On the Closing Date the Corporation will have no Indebtedness except for (i) Indebtedness set forth on the Financial Statements and (ii) the obligations agreed to by Purchaser and set forth on Schedule 2.9(b)
                                                             ---------------
     hereto.

     2.10 Employees.  Schedule 2.10 sets forth a list of all officers, directors
          ---------   -------------
and key employees (meaning those earning more than $40,000 annually) of the Corporation, together with a description of the rate and basis for their total compensation. The Corporation is in compliance with all Federal, state and local Regulations or Orders affecting employment and employment practices applicable to the Corporation, including terms and conditions of employment and wages and hours. Except as set forth on Schedule 2.10, the Corporation has no
                                         -------------
collective bargaining agreements and, since January 1, 1999, there have been no strikes, work stoppages nor any demands for collective bargaining by any union or labor organization. There is no dispute or controversy with any union or other organization of the Corporation's employees and no arbitration proceedings pending or, to the Knowledge of the Corporation, threatened involving a dispute or controversy affecting the Corporation. At the Closing the Corporation will not have any liability to any of its employees, officers or directors other than for the payment of salaries and director fees to be paid in the ordinary course of business. Any increases made in payroll have not been in excess of the most recent estimates regarding the same that have been provided to the Corporation's insurance carriers.

     2.11 Absence of Certain Changes.  Since the Financial Statement Date, there
          --------------------------
has not been any (a) Material Adverse Change in the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of the Corporation; (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to the Corporation's property and business; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Corporation's capital stock, or any redemption or other acquisition of such stock by the Corporation; (d) increase in the compensation payable to or to become payable by the Corporation to its officers or employees or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of the Corporation; (e) entry into any material Contract not in the ordinary course of business, including without limitation, any borrowing or capital expenditure; (f) change by the Corporation in accounting methods or principles; (g) failure to promptly pay and discharge current liabilities; or (h) Lien placed on any property of the Corporation other than Permitted Liens.

     2.12 Contracts.
          ---------

          (a) Except as set forth in Schedule 2.12 hereto, and except for
                                     -------------
     contracts involving monthly payments of $5,000 or less, which are cancelable by their terms on no more than 30 days notice, the Corporation is not a party to any written or oral: (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan (other than as set forth in Schedule 2.17 hereto), or any Contract with any labor
                          -------------
     union; (ii) Contract relating to loans to officers, directors, or Affiliates; (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of the Corporation; (iv) Guarantee of any obligation; (v) Contract under which the Corporation has advanced or loaned any Person amounts in the aggregate exceeding $10,000; (vi) Contract pursuant to which the Corporation is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation; (vii) warranty Contract with respect to its services rendered or its products sold or leased; (viii) Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world; (ix) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise;
     (x) Contracts with independent  agents, brokers, dealers or distributors;
     (xi) employment, consulting, sales, commissions, advertising or marketing Contracts; (xii) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations; (xiii) Contracts with Persons with which, directly or indirectly, a Seller also has a Contract;
     (xiv) any other Contract which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually, excluding any purchase orders in the ordinary course of business; or (xv) Contract that requires the consent of any party in connection with the execution, delivery or performance of this Agreement. Except as set forth on Schedule 2.12 or
        -------------
     accrued on its financial statements, the Corporation does not owe any commissions or other payments to any brokers or agents.

          (b) The Corporation has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any Claim of default or breach under any material Contract to which the Corporation is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which the Corporation is subject (including without limitation all performance bonds, warranty obligations or otherwise); the Corporation does not have any present expectation or intention of not fully performing all such obligations; the Corporation does not have any Knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

          (c) The Corporation has delivered to Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

     2.13 Title and Related Matters.
          -------------------------

          (a) The Corporation has good and marketable title to all real and personal property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens, except Permitted Liens and the liens of Wells Fargo Business Credit Corp. All properties used in the Corporation's business operations as of the Financial Statement Date are reflected in the Financial Statements and are reflected therein in accordance with and to the extent required by GAAP, except as to those assets that are leased. The Corporation does not have any leased assets that have annual rental payments in excess of $5,000 (including the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby).

               (i) All the Corporation's leases are in full force and effect, and valid and enforceable in accordance with their respective terms. The Corporation has not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Corporation or any other Person under any lease.

               (ii) All rent and other amounts due and payable with respect to the Corporation's leases have been paid or accrued through the date of this Agreement and all rent and other amounts due and payable with respect to the Corporation's leases that are due and payable on or prior to the Closing Date will have been paid or accrued prior to the Closing Date.

               (iii) All lessors under the Corporation's real property leases have consented (where such consent is necessary) or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring material modification in the rights or obligations thereunder.

               (iv) The Corporation has received no written notice that the landlord with respect to any real property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

          (b) None of the assets belonging to the Corporation is or will be on the Closing Date subject to any (i) Contracts of sale or lease, except Contracts for the sale of inventory in the ordinary and regular course of business or (ii) Liens, except for Permitted Liens, and the liens of Wells Fargo Business Credit Corp. Except as set forth in Schedule 2.13(b)
                                                         ----------------
     hereto, the Corporation has not received any written notice regarding non-compliance or potential non-compliance of the buildings, structures and improvements included within the Corporation's leasehold property (collectively, the "Improvements") with applicable restrictions, building
                         ------------
     ordinances and zoning ordinances and all Regulations, and no material alteration, repair, improvement or other work that could give rise to a Lien has been performed in respect to such Improvements within the last 120 days. To the Knowledge of the Corporation, there is no pending, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to take by the power of eminent domain (or to purchase in lieu thereof), or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Corporation's leasehold property which would have a Material Adverse Effect.

          (c) There has not been since the Financial Statement Date and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by the Corporation of any of its assets or properties, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by Purchaser. After the Closing, Purchaser will own, or have the unrestricted right to use all properties and assets that are currently used in connection with the Corporation's business.

     2.14 Litigation.  Except as set forth in Schedule 2.14 hereto, there is no
          ----------                          -------------
Claim pending or, to the Knowledge of the Corporation, threatened against the Corporation, nor is there any Order outstanding against the Corporation.

     2.15 Tax Matters.
          -----------

          (a) The Corporation has filed all Tax Returns that it was required to file and delivered complete and accurate copies thereof to the Purchaser. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Corporation (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid. The Corporation is not currently the beneficiary of any extension of time within which to file any Tax Return and has not entered into any closing agreement with any federal, state, local or foreign Taxing Authority other than that for the Tax period ending August 31, 2001 with the Federal and New York Taxing Authorities. No claim has ever been made by any Taxing Authority in a jurisdiction where the Corporation does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of the Corporation that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due. Except for the pending IRS audit for the 1998 tax year (the "Pending Audit"), there
                                                       -------------
     are no ongoing Tax audits.

          (b) The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of the Corporation expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Other than with respect to the Pending Audit, there is no dispute or claim concerning any Tax liability of the Corporation either (i) claimed or raised by any Taxing Authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Corporation has actual knowledge (after reasonable investigation) based upon personal contact with any agent of such Taxing Authority. Schedule 2.15(c) attached
                                                       ----------------
     hereto lists all Federal, state, local and foreign income Tax Returns filed with respect to the Corporation for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit or in respect of which any written or unwritten notice of any audit or examination has been received by the Corporation. Except as set forth in
     Schedule 2.15(c), no issue relating to Taxes has been raised in writing by
     ----------------
     a Taxing Authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a Taxing Authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period. The Corporation has delivered to the Buyer correct and complete copies of all Federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Corporation since January 1, 1996.

          (d) The Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Corporation has not executed or filed with any Taxing Authority any power of attorney with respect to Taxes.

          (e) The Corporation has not filed a consent under section 341(f) of the Code concerning collapsible corporations (or any corresponding or similar provision of state, local or foreign law). The Corporation has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code or that could give rise to any obligation to indemnify any Person for any excise tax payable pursuant to section 4999 of the Code. None of the Shareholders is a foreign person within the meaning of section 1445(a) of the Code. The Corporation has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of section 6662 of the Code. The Corporation is not a party to any Tax allocation or sharing agreement. The

     Corporation (i) has not been a member of an Affiliated Group filing a consolidated Federal income Tax Return or (ii) has no liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (f) The unpaid Taxes of the Corporation (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Corporation in filing its Tax Returns. The basis of any depreciable assets, and the methods used in determining allocable depreciation and cost recovery, of the Corporation are correct and in compliance with the Code. Schedule
                                                                   --------
     2.15(f) sets forth the amount of any net operating loss carryover, net
     -------
     capital loss carryover and Tax credit carryover of the Corporation as of January 1, 2002.

          (g) The Corporation will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or section 481 of the Code or any comparable provision of state, local or foreign tax law.

          (h) The Corporation is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Federal income tax purposes.

          (i) The Corporation has not entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 or Revenue Procedure 2001-28 (or similar provisions of foreign law) or any safe harbor lease transaction, and the Corporation is not a lessor or lessee of any tangible property located outside the United States. None of the property of the Corporation is tax-exempt use property within the meaning of section 168(h) of the Code. The Corporation is not a party to (A) any "lease-in/lease-out" transaction as described in Revenue Ruling 99-14 or (B) any transaction (1) that was marketed to the Corporation in writing as a transaction that is intended to generate substantial tax benefits and (2) with respect to which the Corporation has paid to a promoter of the transaction fees in excess of $100,000.

          (j) The Corporation has never been an S corporation within the meaning of section 1361 of the Code.

          (k) All material elections with respect to Taxes affecting the Corporation are disclosed or attached to the Tax Return of the Corporation.

          (l) There are no private letter rulings issued by the Internal Revenue Service to the Corporation (and any corresponding ruling or determination of any state, local or foreign Taxing Authority) and there are no pending requests for any such rulings (or corresponding determinations).

          (m) The Corporation is not a controlled corporation or a distributing corporation in respect of a distribution to which section 355(e) of the Code would apply by reason of the acquisition of the Corporation's shares pursuant to this Agreement.

          (n) The Corporation does not have an overall foreign loss within the meaning of section 904(f) of the Code.

          (o) No indebtedness of the Corporation consists of "corporate acquisition indebtedness" within the meaning of section 279 of the Code.

          (p) For purposes of this Agreement, in the case of any period that begins before the Closing Date and ends after the Closing Date, any Tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions, and any credits available with respect to any tax, shall be allocated by assuming that the taxable period ended on the Closing Date, and any other Tax shall be allocated based on the number of days in the taxable period ending on the Closing Date divided by the total number of days in the taxable period.

     2.16 Compliance with Law and Applicable Government Regulations.  Except as
          ---------------------------------------------------------
set forth in Schedule 2.16, the Corporation is presently in compliance with
             -------------
regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, and all other aspects of its business, with all applicable Regulations and Orders, including, but not limited to, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, Taxes, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety. There are no Claims pending, or threatened, nor has the Corporation received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority claiming jurisdiction over the Corporation including any requirement of OSHA or any pollution and environmental control agency (including air and water).

     2.17 ERISA and Related Matters.
          -------------------------

          (a) Benefit Plans; Obligations to Employees.  Except as set forth in
              ---------------------------------------
     Schedule 2.17 hereto, neither the Seller, nor any ERISA Affiliate of the
     -------------
     Seller, is a party to or participates in or has any liability or contingent liability with respect to: (i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); or (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA). Any plan, arrangement or agreement required to be listed on Schedule 2.17 for which the Seller or
                                           -------------
     any ERISA Affiliate of the Seller may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan."

          (b) Plan Documents and Reports.  A true and correct copy of each of
              --------------------------
     the Benefit Plans listed on Schedule 2.17, and all contracts relating
                                 -------------
     thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been supplied to Purchaser. In the case of any Benefit Plan that is not in written form, Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan has been supplied to Purchaser by the Corporation, and there have been no material changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

          (c) Compliance with Laws; Liabilities.  As to all Benefit Plans,
              ---------------------------------
     except as otherwise specified on Schedule 2.17:
                                      -------------

               (i) All Benefit Plans comply, and have been administered in form and in operation in all material respects, with all Regulations applicable thereto, including without limitation the timely filing of all annual reports required with respect to such Benefit Plans, and neither the Corporation nor any ERISA Affiliate of the Corporation has received any notice from any Authority questioning or challenging such compliance.

               (ii)  All Benefit Plans that are intended to be qualified under
          Section 401(a) of the Code comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred that will or could give rise to disqualification of any such Benefit Plan under such sections or to any Tax under Section 511 of the Code;

               (iii) None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA.

               (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Corporation nor any ERISA Affiliate of the Corporation has otherwise engaged in any prohibited transaction.

               (v) There have been no acts or omissions by the Corporation or any ERISA Affiliate of the Corporation that have given rise to or may give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Corporation or any ERISA Affiliate of the Corporation may be liable.

               (vi) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Benefit Plans or the assets of such Plans, and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits).

               (vii) As to any Benefit Plan that is subject to Title IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Plan.

               (viii) All Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan is a self-insured plan.

               (ix) Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the Corporation's Financial Statements provided to Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the closing date.

               (x) There are no unfunded benefit liabilities, within the meaning of Section 4001(a)(16) of ERISA, with respect to any Benefit Plan subject to Title IV of ERISA.

               (xi) No Benefit Plan subject to the requirements of Section 412 of the Code or Section 402 of ERISA has incurred an "accumulated funding deficiency" (as defined in such applicable section and any regulations thereunder), and none of the assets of the Corporation or its ERISA Affiliates is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

               (xii) Except as specifically set forth in any schedule to this Agreement, the execution of and performance of the transactions contemplated by, this Agreement, will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment (whether of severance pay or otherwise), acceleration, vesting, or increase in benefits under any Benefit Plan.

          (d)  Multiemployer Plans.  Each Benefit Plan that is a "multiemployer
               -------------------
     plan" (within the meaning of Section 3(37) of ERISA) with respect to which the Corporation or any ERISA Affiliate may have any liability, including any liability attributable to a current or former ERISA Affiliate of the Corporation, and the maximum amount of such liability (determined in the case as if the Corporation or ERISA Affiliate of the

     Corporation incurred complete withdrawal immediately after the Closing) is listed on Schedule 2.17. With respect to such Benefit Plans:
               -------------

               (i) Neither the Corporation nor any ERISA Affiliate of the Corporation has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability against any of them; and

               (ii) Neither the Corporation nor any ERISA Affiliate of the Corporation has received any notice that any such Benefit Plan is in reorganization, that increased contributions may be required to avoid a reduction in benefits under the Benefit Plan or the imposition of any excise tax, or that any such Benefit Plan is or may become insolvent.

     2.18 Intellectual Property.
          ---------------------

          (a) The operation of the business of the Corporation requires no Proprietary Rights other than the Rights listed on Schedule 2.18(a) hereto
                                                        ----------------
     and rights granted to the Company pursuant to Contracts listed on Schedule
                                                                       --------
     2.18(a).  Within the six year period immediately prior to the date of this
     -------
     Agreement, the business of the Corporation made use of no Proprietary Rights other than the Proprietary Rights listed on Schedule 2.18(a) and
                                                        ----------------
     Proprietary Rights granted to the Corporation pursuant to Contracts listed on Schedule 2.18(a). Except as otherwise set forth on Schedule 2.18(a),
        -----------------                                   ----------------
     the Corporation owns all right, title and interest in the name Asher Candy and in the Proprietary Rights listed on Schedule 2.18(a) including, without
                                             ----------------
     limitation, exclusive rights to use and license the same, regardless of whether they are registered or recorded. Except as otherwise disclosed on such schedule, each item of Proprietary Rights listed on Schedule 2.18(a)
                                                              ----------------
     has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 2.18(a), no Claim adverse to the interests
                            ----------------
     of the Corporation in the Proprietary Rights or Contracts listed in

     Schedule 2.18(a) has been made in litigation or otherwise.  Schedule
     ----------------                                            --------
     2.18(a) hereto sets forth a complete and accurate list of all of the
     -------
     Corporation's Proprietary Rights, together with a copy of any assignment, license or Contract related thereto. The Corporation has delivered to Purchaser correct and complete copies of all Proprietary Rights (that are in written form) as amended to date and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership of, and any Claims relating to, each such item. The Corporation has taken all reasonable measures to protect the proprietary nature of each Proprietary Right, and to maintain in confidence all trade secrets and confidential information that it owns or uses.

          (b) To the Knowledge of the Corporation, (i) no other Person has any rights to any of the Proprietary Rights owned or used by the Corporation,
     (ii) no other Person is infringing, violating or misappropriating any such Proprietary Right that the Corporation owns or uses, and (iii) no Proprietary Right is subject to any Outstanding Order or Claim.

     2.19 Customer Warranties.  There are no pending, nor to the Knowledge of
          -------------------
the Corporation, threatened, Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Corporation that are not disclosed or referred to in the Financial Statements and that are not fully reserved against. There is no reason to expect an increase in warranty claims in the future. There are no Claims incurred by the Corporation in fulfillment of its obligation under any Guarantee.

     2.20 Products Liability.
          ------------------

          (a) Except as set forth in Schedule 2.20 hereto, (i) there is no Claim
                                     -------------
     by or before any Authority against or involving the Corporation or concerning any product manufactured, shipped, sold or delivered by or on behalf of the Corporation which is pending or, to the Knowledge of the Corporation, threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product manufactured, shipped, sold or delivered by or on behalf of the Corporation or any alleged failure to warn, or any alleged breach of implied warranties or representations, nor is there any valid basis for any such Claim, (ii) to the Knowledge of the Corporation, there has not been any Occurrence, (iii) there has not been any Recalls conducted with respect to any product manufactured (or to be manufactured), shipped, sold or delivered by or on behalf of the Corporation, or any investigation or consideration of or decision made by any person or entity concerning whether to undertake or not undertake, any Recalls and (iv) to the Knowledge of the Corporation, there are no material defects in design, manufacturing, materials or workmanship including, without limitation, any failure to warn, or any breach of express or implied warranties or representations, which involve any product manufactured, shipped, sold or delivered by or on behalf of the Corporation.

          (b) All manufacturing standards applied, testing procedures used, and product specifications disclosed to customers by the Corporation comply in all material respects with all requirements established by any applicable Regulation.

     2.21 Environmental Matters.  Except as disclosed in Schedule 2.21:  (a)
          ---------------------                          -------------
neither the Corporation's business nor the operation thereof violates any applicable Environmental Law in effect as of the date hereof and no condition or Occurrence which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (b) the Corporation is in possession of all Environmental Permits required under any applicable Environmental Law for the conduct or operation of the Corporation's business (or any part thereof), and the Corporation is in full compliance with all of the requirements and limitations included in such Environmental Permits; (c) the Corporation has not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at any of its property or facilities except for inventories of chemicals which are used or to be used in the ordinary course of the Corporation's business (which inventories have been sorted or used in accordance with all applicable Environmental Permits and all Environmental Laws, including all so-called "Right to Know" laws); (d) the Corporation has not received any notice from any Authority or any private Person that the Corporation's business or the operation of any of its facilities is in violation of any Environmental Law or any Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any of the Corporation's property, or at, on or beneath any land adjacent thereto or in connection with any waste or contamination site; (e) the Corporation is not the subject of any Federal, state, local, or private Claim involving a demand for damages or other potential liability with respect to a violation of Environmental Laws or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased, or operated by the Corporation; (f) the Corporation has not buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto; (g) no by-products of any manufacturing or mining process employed in the operation of the Corporation's business which may constitute pollutants, contaminants or hazardous or toxic wastes, substances or materials under any Environmental Law are currently stored or otherwise located on any of the Corporation's property; (h) no property now or previously owned, leased or operated by the Corporation, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (i) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Corporation; (j) the Corporation has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material Claims against the Corporation for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and (k) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Corporation. The Corporation has timely filed all reports required to be filed with respect to all of its property and facilities and has generated and maintained all required data, documentation and records under all applicable Environmental Laws.

     2.22 Capital Expenditures and Investments.  The Corporation has outstanding
          ------------------------------------
Contracts for capital expenditures and investments as set forth in Schedule 2.22
                                                                   -------------
hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Corporation since the Financial Statement Date.

     2.23 Dealings with Affiliates. There are no oral or written Contracts to
          ------------------------
which the Corporation is, will be or has been a party, at any time from December 31, 1999 to the Closing Date, and to which any one or more Affiliates or Sellers is also a party. Since December 31, 1999, the Corporation has not made any payments, loaned any funds or property or made any credit arrangement with any Seller, Affiliate or employee of the Corporation except for the payment of employee salaries and director compensation in the ordinary course of business.

     2.24 Insurance. The Corporation currently has Policies in full force and
          ---------
effect that provide for coverages that are usual and customary as to amount and scope in the business of the Corporation. All of the Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy.
Schedule 2.24 hereto sets forth a complete and accurate summary of all Policies,
-------------
including name of insurer, the types, dates and amounts of coverage, and any material coverage exclusion. The

Corporation has not breached or otherwise failed to perform in any material respects its obligations under any of the Policies nor has the Corporation received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies. All Policies are sufficient for compliance with all Regulations and all Contracts to which the Corporation is subject, are to the Corporation's knowledge valid, outstanding, collectible and enforceable policies, and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 2.24
                                                             -------------
hereto, all of the Policies remain in full force and effect through thirty (30) days after the Closing Date. The Corporation has not during the last five years been refused any insurance with respect to its assets or operations, nor has coverage ever been limited by any insurance carrier to which the Corporation has applied for any Policy or with which it has carried a Policy.

     2.25 Accounts Receivable; Inventories.  The accounts receivable of the
          --------------------------------
Corporation reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Corporation on the date hereof are good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and are consistent with prior practices). All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, set-offs or counterclaims. The inventories reflected on the Financial Statements and held by the Corporation on the date hereof do not include any items which are not usable or saleable in the ordinary course of business of the Corporation or are absolute or discounted items. Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof), in accordance with GAAP. All such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements. Since the Financial Statement Date, inventories of raw materials and supplies have been purchased by the Corporation in the ordinary course of business, consistent with anticipated seasonal requirements, and the volumes of purchases thereof and orders therefor have not been reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement. The Corporation is not aware of any material adverse conditions affecting the supply of materials available to the Corporation, and, to the Knowledge of the Corporation, the consummation of the transactions contemplated hereby will not adversely affect any such supply. The Corporation does not have any agreements or obligations to regarding trade credits, allowances, rebates or similar agreements, except for any reflected on the Financial Statements.

     2.26 Brokerage.  Except for amounts owing to Throne & Co., which shall be
          ---------
paid by the Sellers prior to the Closing, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Corporation.

     2.27 Customers and Suppliers.  No unfilled customer order or commitment
          -----------------------
obligating the Corporation to process, manufacture or deliver products or perform services will result in a loss to the Corporation upon completion of performance. No purchase order or commitment of the Corporation is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Corporation has advised the Corporation in writing within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to the Corporation and no material customer of the Corporation has advised the Corporation in writing within the past year that it will stop, or decrease the rate of, buying materials, products or services from the Corporation. Schedule 2.27 hereto sets forth a complete and accurate
                      -------------
list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Corporation during the last full fiscal year and the interim period through the Financial Statement Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Corporation. The consummation of the transactions contemplated hereby will not have a material adverse effect on the Corporation's relationship with any supplier listed on
Schedule 2.27.
-------------

     2.28 Permits.  The Permits listed on Schedule 2.28 hereto are the only
          -------                         -------------
Permits that are required for the Corporation to conduct its business as presently conducted, except for those the absence of which would not have any Material Adverse Effect on the assets, financial condition, results of operations or future prospects of the Corporation. Each such Permit is in full force and effect and, to the best of the Knowledge of the Corporation, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

     2.29 Investment Purpose.  The Sellers represents that such Seller is
          ------------------
receiving the Purchase Price Shares for the Seller's own account, for investment and not with a view to resale or distribution except in compliance with the Act. Each Seller represents and warrants that it has not offered or sold any portion of the Purchaser Price Shares or Warrants being acquired hereunder nor does the Seller have any present intention of selling, distributing or otherwise disposing of the Purchase Price Shares, the Warrants or the Sherwood Common Stock underlying the Warrants, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance in violation of the Act.

     2.30 Improper and Other Payments.  (a) Neither the Corporation, any
          ---------------------------
director, officer, employee thereof, nor, to the Corporation's knowledge, any agent or representative of the Corporation nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic for foreign political party or candidate, (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of the Corporation are believed by the Corporation's management to be adequate to detect any of the foregoing under current circumstances.

     2.31 Disclosure.  Neither this Agreement nor any of the exhibits,
          ----------
attachments, written statements, documents, certificates or other items prepared for or supplied to Purchaser by or on behalf of the Corporation or the Sellers with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Sellers or the Corporation has not disclosed to Purchaser herein and of which the Sellers or the Corporation, or any of their respective officers, directors or executive employees is aware and which could reasonably be anticipated to have a Material Adverse Effect on the Corporation or the ability of Purchaser to continue the businesses of the Corporation in the same manner as the Corporation conducted its business prior to the Closing Date. The Corporation has disclosed to Purchaser all material information relating to the business of the Corporation or the transactions contemplated by this Agreement.

     2.32 Access to Information.  The Sellers have carefully read and understand
          ---------------------
the documents filed by the Purchaser with the Securities and Exchange Commission (the "Public Records"). With respect to tax and other economic considerations involved in this investment, the Sellers are not relying on the Purchaser (or any agent or representative of it). The Sellers have carefully considered and have, to the extent each Seller believes such discussion necessary, discussed with such Seller's professional legal, tax, accounting and financial advisers the suitability of an investment in the Sherwood Common Stock and the Warrants for each Seller's particular tax and financial situation and has determined that the Purchase Price Shares and the Warrants are a suitable investment for such Seller. Each Seller acknowledges that all documents, records and books pertaining to this investment which any Seller has requested have been made available for inspection by the Sellers and such Seller's attorney, accountant or other adviser(s).

     2.33 Restricted Securities.  Each Seller acknowledges that neither the
          ---------------------
Purchase Price Shares nor the Warrants (nor the Sherwood Common Stock underlying the Warrants) have been registered under the Act, or under the securities laws of any state. The Seller will not sell, transfer or otherwise dispose of the Purchase Price Shares or the Warrants (or the Sherwood Common Stock underlying the Warrants) unless they are registered under the Act and any applicable state securities laws or pursuant to available exemptions from such registration.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------
                              AND ACQUISITION SUB
                              -------------------

     Purchaser and Acquisition Sub represent and warrant to the Sellers as follows as of the date hereof:

     3.1  Corporate Organization, Etc.  Purchaser and Acquisition Sub are
          ---------------------------
corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation with full corporate power and authority to carry on their businesses as is now being conducted and to own, operate and lease their respective properties and assets and are duly qualified or licensed to do business and are in corporate and tax good standing in every jurisdiction in which the conduct of their business, the ownership or lease of their properties, or the execution of, and performance of the transactions contemplated by, this Agreement, require them to be so qualified or licensed.

     3.2  Authorization, Etc.  Purchaser and Acquisition Sub have full corporate
          ------------------
power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Purchaser and Acquisition Sub have duly authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on their part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Purchaser and Acquisition Sub enforceable against each of them, as applicable, in accordance with its terms.

     3.3  No Violation.  Except as set forth in Schedule 3.3 hereto, the
          ------------                          ------------
execution, delivery and performance by Purchaser and Acquisition Sub of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser and Acquisition Sub, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or Authority pursuant to, the charter or bylaws of Purchaser or Acquisition Sub or, to the Knowledge of Purchaser or Acquisition Sub, any applicable Regulation, Order or any Contract to which Purchaser or Acquisition Sub, or their respective properties are subject. Purchaser and Acquisition Sub will comply in all material respects with all applicable Regulations and Orders in connection with their execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.4  Financial Statements; SEC Reports.  Purchaser's audited financial
          ---------------------------------
statements as of July 31, 2001, contained in its Annual Report on Form 10-K, and its unaudited financial statements as of October 31, 2001 and as of January 31, 2002, contained in the Quarterly Reports on Forms 10-Q, including the notes contained therein, fairly present the consolidated financial position of Purchaser at the respective dates thereof and the results of its consolidated operations for the periods purported to be covered thereby. Such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied with prior periods subject to any comments and notes contained therein. Since January 31, 2002, there has been no material adverse change in the financial condition of Purchaser from the financial condition stated in such financial statements subject to changes occurring in the ordinary course of its business or to changes reflected in the Forms 10-Q. As of the date filed, each filing made by the Purchaser with the Securities and Exchange Commission was accurate in all material respects.

     3.5  Purchase Price Shares and Warrants.  When issued in compliance with
          ----------------------------------
the provisions of this Agreement, the Purchase Price Shares, the Warrants and the Sherwood Common Stock underlying the Warrants will be duly and validly issued, fully paid (except for the exercise price of the Warrants) and nonassessable, and will be free of any liens or encumbrances; provided, however, that such securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed

     3.6  Cooperation of the Purchaser.  Purchaser and its officers, employees,
          ----------------------------
and agents shall reasonably cooperate to provide any records, documents, financial, legal, or tax materials required by Sellers or their Affiliates for a period of five years after the Closing Date, with all reasonable expenses relating to the same to be borne by the Sellers.

     3.7  Access to Records/Union and Landlord Matters.  Purchaser expressly
          --------------------------------------------
acknowledges that Purchaser and its officers, employees and agents have had the opportunity to inquire about and review such materials as have been requested by them in connection with the

Corporation, its business and finances. Specifically, with regard to landlord and union related matters, except in the case of fraud or intentional misrepresentation, there shall be no adjustment, indemnification or damage claim against the Sellers in connection with or as a consequence of any actions taken by the Bakery, Confectionery, Tobacco Workers and Grain Millers Union Local 102 or the Corporation's landlord, whether or not caused by or influenced by action or statements made by Purchaser, following the Closing of this transaction.

     3.8   Finders' Fees.  There is no investment banker, broker, finder or
           -------------
other intermediary that has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Sellers or any of its Affiliates upon consummation of the transactions contemplated herein.

     3.9   Litigation.  There is no action, suit, investigation or proceeding
           ----------
pending against, or to the knowledge of the Purchaser, threatened against or affecting, the Purchaser before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated herein.

     3.10  Inspections.  The Purchaser is an informed and sophisticated
           -----------
participant in the transactions contemplated herein, and has engaged advisors, experienced in the evaluation and purchase of enterprises such as the Corporation. The Purchaser has undertaken an investigation and has been provided with, has evaluated and has relied upon certain documents and information to assist the Purchaser in making an informed and intelligent decision with respect to the execution of this Agreement and the agreements contemplated hereby. The Purchaser will undertake prior to the Effective Time such further investigation and request such additional documents and information as it deems necessary. The Purchaser acknowledges that the Sellers have made no representation or warranty as to the prospects, financial or otherwise, of the Corporation, upon which it relied. The Purchaser agrees that the Sellers have made no representations or warranties except those specifically set forth in this Agreement and the agreement contemplated hereby.

                                  ARTICLE IV

                               OTHER AGREEMENTS
                               ----------------

     The parties further agree as follows:

     4.1   Agreement to Defend.  In the event any action, suit, proceeding or
           -------------------
investigation relating to this transaction, or the Corporation prior to the consummation of this transaction, is commenced, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     4.2   Registration Rights.  Purchaser agrees, at its own expense, to file a
           -------------------
registration statement covering the resale of the Purchase Price Shares and the shares of Sherwood Common Stock issuable upon exercise of the Warrants with the Securities and Exchange Commission according to the terms and conditions set forth in the Registration Rights Agreement attached hereto as "Exhibit C" (the
                                                               ---------
"Registration Rights Agreement").
 -----------------------------

     4.3  Put Right.  For a period of thirty (30) days commencing on the one-
          ---------
year anniversary of the date hereof, each Seller shall have the right to sell to Purchaser one-half of the Purchase Price Shares issued to him/it on the date hereof at a price of $4.50 per share (the "Put Right"); provided, however, that
                                           ---------
such Put Right shall only be exercisable if and when (a) the prior day's closing price for the Sherwood Common Stock on the American Stock Exchange was below $4.50 per share, and (b) the Fair Market Value of the Sherwood Common Stock is $4.50 or less, measured from the date of exercise. If the registration statement described in Section 4.2 has not been declared effective, through no fault of the Sellers (whether such fault be the result of actions or the failure to act), by the date that is six months after the date hereof, the Put Right shall commence on the date that is six months from the date hereof.

     4.4  Tag Along Rights.  If, within ninety (90) days after the date hereof,
          ----------------
Uziel Frydman and his immediate family and affiliates (collectively, the "Frydman Group") propose to sell a controlling interest in Purchaser to an
 --------------
unaffiliated party (the "Transfer Transaction"), then the Sellers shall have the
                         --------------------
right to transfer their Purchase Price Shares on the same terms as the Frydman Group pursuant to the Proposed Transaction, as set forth herein. In the event the Frydman Group desires to effect a Transfer Transaction, it shall provide to the Sellers an Offer Notice notifying them of the material terms of such proposed Transfer Transaction and giving each Seller the opportunity to participate therein on the same terms and conditions as those offered to the Frydman Group. The Sellers shall have the right, for a period of 15 days after the delivery of the Offer Notice, to accept such offer in whole or in part by delivering a written notice to the Frydman Group and the Corporation, within such 15-day period, stating the number of the Purchase Price Shares (which may be the number of shares set forth in the Offer Notice or a portion thereof) desired to be sold by each of the Sellers to the proposed transferee. In the event the total number of shares the Frydman Group and the participating Sellers desire to Transfer are not able to be transferred, then each such electing party shall have the opportunity to sell such percentage of its shares as shall correspond to its respective percentage equity ownership of Purchaser. Prior to the earlier of (x) the end of such 15-day period or (y) the acceptance or rejection by each of the Sellers of the Frydman Group's offer, as the case may be, the Frydman Group shall not complete any sale of their shares of the Sherwood Common Stock to the proposed transferee.

     4.5  Certain Restrictions.  The Sellers agree (i) not to sell any Purchase
          --------------------
Price Shares issued to them on the date hereof as well as those issued upon the exercise of the Warrants, in excess of the volume limitations set forth in Rule 144(e) of the rules and regulations promulgated pursuant to the Act (whether or not Rule 144 if applicable to such sale), for a period of one year after the date hereof (the "Volume Limitation Period"); (ii) not to purchase any Sherwood
                  ------------------------
Common Stock at prices below $4.50 per share, directly or indirectly, until 30 days after the expiration of the Volume Limitation Period; and (iii) not to take any short position in Sherwood Common Stock.

     4.6  Deliveries After Closing.  From time to time after the Closing, at
          ------------------------
Purchaser's request and without expense to the Surviving Corporation and without further consideration from Purchaser, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as Purchaser reasonably may require to convey, transfer to and vest in Purchaser and to put Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

     4.7  Non-Competition.  During the "Restricted Period" (as hereinafter
          ---------------               -----------------
defined), each Seller agrees not to, and agrees to cause its Affiliates not to, engage in any business activity, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any company or Person, including but not limited to any business activity related to candy cane manufacturing or distribution, in the "Restricted Area" (as hereinafter defined) which is directly or indirectly in
 ---------------
competition with the products or services being developed, manufactured, marketed, sold or otherwise provided by the Surviving Corporation or which is directly or indirectly detrimental to the business of the Surviving Corporation or any Subsidiary or Affiliate; provided, however, that the record or beneficial
                                --------  -------
ownership by a Seller of five percent (5%) or less of the outstanding publicly traded capital stock of any such company or Person for investment purposes shall not be deemed to be in violation of this Section 4.7 so long as a Seller is not an officer, director, employee or consultant of such company or Person. The Sellers further agree that, during the Restricted Period, the Sellers shall not in any capacity, either separately, jointly or in association with others, directly or indirectly do any of the following: (a) employ or seek to employ any Person or agent who is then employed or retained by the Surviving Corporation or any Subsidiary or Affiliate (or who was so employed or retained at any time within the two (2) years prior to the date the Seller employs or seeks to employ such person); and (b) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other Person which has a business relationship with the Surviving Corporation or any Subsidiary or Affiliate, at any time during the Restricted Period, to discontinue or reduce or modify the extent of such relationship with the Surviving Corporation or any Subsidiary or Affiliate. The "Restricted Period"
                                                            -----------------
shall mean five (5) years after the date of this Agreement.  The "Restricted
                                                                  ----------
Area" shall mean the United States.  Notwithstanding anything to the contrary
----
set forth above, the employment of Jim Spampinato by Purchaser shall not be a violation of this Section 4.7.

     4.8  Public Announcements.  Neither the Sellers, the Corporation,
          --------------------
Purchaser, the Acquisition Sub, nor any Affiliate, representative or shareholder of any of such Persons, shall disclose any of the terms of this Agreement to any third party without the other party's prior written consent. The form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and transactions contemplated hereby shall be subject to the prior approval of both the Indemnification Representative and Purchaser, which approval shall not be unreasonably withheld. No press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement.

     4.9  Tax Returns.  Purchaser shall be responsible for preparing and filing,
          -----------
or causing the Corporation to prepare and file, all Tax Returns of the Corporation required to be filed after the Closing Date.

                                   ARTICLE V

                                    CLOSING
                                    -------

     5.1  Deliveries by the Corporation and the Sellers.  At or prior to the
          ---------------------------------------------
date hereof, the Corporation and the Sellers shall have delivered to Purchaser:

                    (i) the Articles of Merger, duly executed by the Corporation;

                    (ii)   all outstanding Certificates;

                    (iii) the resignations of all the officers and directors of the Corporation;

                    (iv) the stock book, stock ledger, minute books and corporate seal of the Corporation;

                    (v) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of the Sellers or any Affiliate of the Sellers pertaining to the Corporation (collectively, the "Records"); provided, however, that the Sellers may retain (1) copies
           -------
          of any Tax Returns and copies of Records relating thereto; and (2) copies of any Records that the Sellers are reasonably likely to need for complying with requirements of law;

                    (vi) evidence satisfactory to Purchaser that Purchaser's designees shall be the only authorized signatories with respect to the Corporation's various accounts, credit lines, safe deposit boxes or vaults set forth or required to be set forth in Schedule 5.1(vi);
                                                          ----------------

                    (vii)  Executed Employment Agreement with Jim Spampinato;
          and

                    (viii) The Escrow Agreement.

     5.2  Deliveries by Purchaser and Acquisition Sub.  Purchaser and
          -------------------------------------------
Acquisition Sub shall deliver the following items herewith:

          (a)  The Purchase Price Shares, less the Hold-Back Shares;

          (b)  The Warrant Agreements;

          (c)  Executed Employment Agreement with Jim Spampinato;

          (d)  The Registration Rights Agreement; and

          (e)  The Escrow Agreement.

                                  ARTICLE VI

                      SURVIVAL OF TERMS; INDEMNIFICATION
                      ----------------------------------

     6.1  Survival.  All of the terms and conditions of this Agreement, together
          --------
with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this

Agreement and the Closing Date until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that all representations and warranties, and the agreements of the Sellers and Purchaser to indemnify each other set forth in this Article VI, shall survive and continue for, and all claims with respect thereto shall be made prior to November 30, 2002, except for (i) the representations and warranties set forth in Section 2.5 (Title to Stock), Section 2.15 (Tax Matters) and the covenants contained herein which shall survive until, and all claims with respect thereto shall be made within, sixty days after the expiration of the applicable statute of limitations, (ii) representations and warranties set forth in Section 2.21 (Environmental Matters) which shall survive for a period of two years, or until such earlier date that the Surviving Corporation shall vacate its current premises, and (iii) representations, warranties and indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such claim until the final disposition thereof.

     6.2  Limitations.
          -----------

          (a) Neither party shall be required to indemnify the other party under Sections 6.3(a) and 6.4(a) until the indemnifiable damages, individually or in the aggregate, exceed $100,000, at which point such indemnifying party shall be responsible for all indemnifiable damages in excess of $50,000. The provisions of this Section 6.2(a) shall not apply to any adjustments made pursuant to Section 1.10 (Post Closing Adjustments).

          (b) Notwithstanding anything to the contrary contained herein, absent fraud or intentional misrepresentation, the Corporation and the Sellers shall in no event be liable for indemnification hereunder (i) for adjustments pursuant to Section 1.10, for any amount in excess of $400,000,
     (ii) for Tax liabilities and Claims relating to the Corporation's 1998 or earlier Tax years, for any amount in excess of $500,000, (iii) for Tax liabilities and Claims relating to the Corporation's 1999 Tax year, for an amount in excess of $100,000, (iv) for Tax liabilities and Claims relating to the Corporation's 2000 and 2001 tax years, for any amount in excess of $50,000 each, (v) for liabilities and Claims relating to Environmental Matters, for an amount in excess of $500,000; and (vi) for all other matters, in an amount in excess of $200,000.

          (c) Indemnification claims shall be reduced, by and to the extent, that an indemnitee shall actually receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such indemnitee.

     6.3  Indemnification by Sellers.  Subject to Sections 6.1 and 6.2, the
          --------------------------
Sellers agree to, and shall indemnify Purchaser, the Acquisition Sub and their subsidiaries and the Surviving Corporation and their respective officers, directors, employees, shareholders, representatives and agents and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of the Corporation, or the Sellers under this Agreement, any document relating hereto or thereto or contained in any exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by the Sellers or the Corporation hereunder.

          (b) Any and all liabilities of the Corporation of any nature whether accrued, absolute, contingent or otherwise, and whether known or unknown, existing at the Closing Date to the extent not reflected and reserved against in the financial statements of the Corporation, including, without limitation:

               (i) All liability of the Corporation for Taxes, but excluding any Taxes for which there is an adequate accrual and reserve on the Financial Statements of the Corporation and any Tax liability of the Corporation arising in connection with the transactions contemplated hereby. For purposes of this clause (i), any Taxes attributable to the operations of the Corporation payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which Taxes relate or otherwise are allocable;

               (ii) All products liability Claims arising against or involving the Corporation or concerning any product manufactured, shipped, sold or delivered by or on behalf of the Corporation; and

               (iii) All environmental liability relating to the Corporation's properties, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, through the Closing Date, but excluding any amount for which there is an adequate accrual and reserve on the Financial Statements of the Corporation.

          (c) Any failure of any Seller to have good, valid and marketable title to the issued and outstanding Shares held by such Seller, free and clear of all Liens.

          (d) Any Claim by a shareholder or former shareholder of the Corporation or any other Person seeking to assert: (i) ownership or rights to ownership of any shares of capital stock of the Corporation; (ii) any rights of a shareholder (other than the right to receive the Merger Consideration in accordance with the terms of this Agreement), including any Option, preemptive rights or rights to receive notice or to vote; (iii) any rights under the Corporation's charter, bylaws or other constituent documents; or (iv) any Claim that his shares of capital stock were improperly repurchased by the Corporation.

          (e) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

     6.4  Indemnification by Purchaser.  Subject to Sections 6.1 and 6.2,
          ----------------------------
Purchaser agrees to, and shall, indemnify the Corporation, and its officers, directors, employees, shareholders, representatives and agents and the Sellers and hold each of them harmless at all times after the date of this Agreement, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

          (a) Any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of Purchaser under this Agreement, any document relating hereto or thereto or contained in any exhibit to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other agreement or instrument by Purchaser hereunder.

          (b) All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

     6.5  Third-Party Claims.
          ------------------

          (a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third-party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the
                                                ----------
     commencement of any (a) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (b) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the "Indemnitor")
                                                                    ----------
     is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee will, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to participate in the defense of such action with counsel of reputable standing. The Indemnitor shall have the right to assume the defense of such action unless such action (i) may result in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) may result in liabilities which, taken with other existing Claims under this Article VI, would not be fully indemnified hereunder; (iii) may have an adverse effect on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee) or (iv) is for an alleged amount of less than $25,000. The Indemnitor and the Indemnitee shall cooperate in the defense of such Claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonable necessary to defend such audit, assessment or other proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this
     Article VI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided above, the Indemnitee shall have the full right to defend against any such Claim, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this paragraph, the Indemnitee shall not enter into any settlement for which an indemnification claim will be made hereunder without the approval of the Indemnitor, which will not be unreasonably withheld.

          (b) Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor. An Indemnitor or Indemnitee shall have the right to settle any Claim against it, subject to the prior written approval of the other, which approval shall not be unreasonably withheld.

          (c) An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim, (ii) the Indemnitor shall not have employed counsel in the defense of such action or claim, or (iii) such Indemnitee shall have reasonably concluded that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

          (d) An indemnification payment shall be of an amount that, net of any Taxes imposed on the Indemnitee with respect to that payment, will indemnify and hold the Indemnitee harmless from the detriment to which the payment relates.

     6.6  Security for the Indemnification Obligation.  Each Seller hereby
          -------------------------------------------
agrees that, subject to the following provisions of this Section 6.6, any claims for indemnification by Purchaser or the Acquisition Sub against the Sellers (or any of them) hereunder shall first be satisfied by Purchaser and Acquisition Sub by recourse against Hold-Back Shares pursuant to the terms of the Escrow Agreement. All payments for indemnifiable damages made pursuant to this Article VI shall be treated as adjustments to the Purchase Price. If the value of the Hold-Back Shares in Escrow is insufficient to set off any claim for indemnifiable damages made hereunder (or have been delivered to the holders prior to the making or resolution of such claim), then Purchaser and Acquisition Sub may, subject to the limitations set forth herein and in Section 6.2(b), take any action or exercise any remedy available to them against the Sellers by appropriate legal proceedings to collect such indemnifiable damages. To the extent the Hold-Back Shares are sufficient in value to cover all of Purchaser's and Acquisition Sub's indemnification claims, then Purchaser and Acquisition Sub agree that, other than with respect to liabilities relating to Taxes and Environmental Matters, in each case consistent with the limitations set forth Section 6.2(b) hereof, and absent fraud or intentional misrepresentation, they shall not pursue recourse personally against any of the Sellers.

                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     7.1  Amendment and Modification.  Subject to applicable law, this Agreement
          --------------------------
may be amended, modified and supplemented only by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

     7.2  Waiver of Compliance; Consents.  Any failure of any party hereto to
          ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     7.3  Certain Definitions.
          -------------------

     "Act" means the Securities Act of 1933, as amended, and all rules and
      ---
regulations promulgated pursuant thereto.

     "Affiliate" means, with regard to any Person, (a) any Person, directly or
      ---------
indirectly, controlled by, under common control of, or controlling such Person,
(b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such Person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

     "Affiliated Group" means any affiliated group within the meaning of section
      ----------------
1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

     "Authority" means any governmental, regulatory or administrative body,
      ---------
agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

     "CERCLA: means Comprehensive Environmental Response Compensation and
      ------
Liability Act of 1980, as amended, and the Regulations thereunder.

     "CERCLIS" means Comprehensive Environmental Response, Compensation, and
      -------
Liability Information System.

     "Claim" means any action, claim, lawsuit, demand, suit, inquiry, hearing,
      -----
investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

     "Closing Date Net Worth" of the Corporation shall mean the a Net Worth
      ----------------------
calculation made in accordance with GAAP based on the Closing Date Balance Sheet

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
      ----
Regulations thereunder.

     "Contract" means any agreement, contract, commitment, instrument or other
      --------
binding arrangement or understanding, whether written or oral.

     "Corporation" shall mean the Corporation and its Subsidiaries taken as a
      -----------
whole.

     "Environmental Law" shall mean any Regulation, Order, settlement agreement
      -----------------
or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called "Superlien" law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Federal, state or local statutes.

     "Environmental Permit" shall mean Permits, certificates, approvals,
      --------------------
licenses and other authorizations relating to or required by Environmental Law and necessary or desirable for the Corporation's business.

     "ERISA Affiliate" shall mean any trade or business, whether or not
      ---------------
incorporated, that together with the Corporation would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

     "Fair Market Value" of each Sherwood Share shall be determined at any time
      -----------------
by taking the average of the closing sales price per share of the Sherwood Common Stock on the American Stock Exchange during the twenty-one calendar days ending on, and including, the second day prior to the applicable measurement date.

     "Financial Statements" shall have the meaning as set forth in Section 2.9.
      --------------------

     "Financial Statements Date" shall have the meaning as set forth in Section
      -------------------------
2.9.

     "Fringe Benefit Arrangements" shall have the meaning as set forth in
      ---------------------------
Section 2.17.

     "GAAP" means generally accepted accounting principles, consistently
      ----
applied, as in existence at the date hereof.

     "Group" means two or more Persons or entities (or a combination thereof)
      -----
acting as a partnership, limited partnership, syndicate or other form for any of the purposes contemplated in such section.

     "Guarantee" means any guarantee or other contingent liability (other than
      ---------
any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and
(b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

     "Improvements" shall have the meaning set forth in Section 2.13(c).
      ------------

     "Indebtedness" with respect to any Person means any obligation of such
      ------------
Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

     "Indemnification Representative" shall mean Executive Sounding Board
      ------------------------------
Advisors, Inc.

     "Knowledge" means actual knowledge after due and reasonable inquiry.
      ---------
Knowledge of a corporation means the actual knowledge of its officers, director and managers, after due and reasonable inquiry.

     "Liability Policies" means insurance Contracts or policies applicable to
      ------------------
the Corporation and the Subsidiaries including workers' compensation, general liability, property or other insurance policy that relate to liability or excess liability insurance including the name of the insurer, the types, dates and amounts of coverages, and any material coverage exclusions.

     "Lien" means any security interest, lien, mortgage, pledge, hypothecation,
      ----
encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

     "Material Adverse Change" means any developments or changes which would
      -----------------------
have a Material Adverse Effect.

     "Material Adverse Effect" means any circumstances, state of facts or
      -----------------------
matters which might reasonably be expected to have a material adverse effect in respect of the applicable entity's business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

     "Occurrence" means any accident, happening or event which occurs or has
      ----------
occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, shipped, sold or delivered by or on behalf of the Corporation which results or is alleged to have resulted in injury or death to any person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

     "Option" means any subscription, option, warrant, right, security,
      ------
Contract, commitment, understanding, outstanding or stock appreciation, phantom stock option, profit participation or arrangement by which (i) with respect the Corporation, the Corporation is bound to issue any additional shares of its capital stock or rights pursuant to which any Person has a right to purchase shares of the Corporation's capital stock or (ii) with respect to a Seller, the Seller is bound to sell or allow another Person to vote, encumber or control the disposition of any shares of the Corporation's capital stock or rights pursuant to which any Person has a right to purchase, vote, encumber or control the disposition of shares of the Corporation's capital stock from the Seller.

     "Order" means any decree, order, judgment, injunction, rule, ruling, Lien,
      -----
voting right, consent of or by an Authority.

     "Pending Audit" has the meaning set forth in Section 2.15(a).
      -------------

     "Permits" means all permits, licenses, registrations, certificates, Orders
      -------
or approvals from any Authority or other Person (including without limitation those relating to the occupancy or use of owned or leased real property) issued to or held by the Corporation.

     "Permitted Liens" means (i) statutory Liens not yet delinquent, (ii) such
      ---------------
imperfections or irregularities of title or Liens as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, (iii) Liens reflected in the Financial Statements or the notes thereto, (iv) the rights of customers of the Corporation with respect to inventory or work in progress under orders or Contracts entered into by the Corporation in the ordinary course of business, (v) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, and (vi) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business.

     "Person" means any corporation, partnership, joint venture, organization,
      ------
entity, Authority or natural person.

     "Policies" means all Contracts that insure (i) the Corporation's or any of
      --------
its Subsidiaries properties, plant and equipment for loss or damage, and (ii) the Corporation or any of its Subsidiaries or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

     "Proprietary Rights" means all (i) patents, patent applications, patent
      ------------------
disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof.

     "Recalls" means product recall, rework or post-sale warning or similar
      -------
action.

     "Regulation" means any rule, law, code, statute, regulation, ordinance,
      ----------
requirement, announcement or other binding action of or by an Authority.

     "Subsidiary" any Person in which the Corporation has (i) an ownership
      ----------
interest, (ii) advanced funds or provided financial accommodations to which, in each case, is secured by an ownership interest in or has an Option to acquire an ownership interest in such Person.

     "Surviving Corporation" shall have the meaning as set forth in Section 1.1.
      ---------------------

     "Tax" means any Federal, state, local or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental

(including taxes under section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

     "Taxing Authority" means federal, state, local, foreign or other
      ----------------
governmental authority that imposes any Tax, including, without limitation, any agency thereof responsible for collection of the Tax.

     7.4  Notices.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:


          (a) If to the Corporation to:  Asher Candy Acquisition Corporation
                                         1815 Gilford Avenue
                                         New Hyde Park, NY 11040
                                         Attn: Jim Spampinato

                         with a copy to: Forchelli, Schwarz, Minco & Carlino LLP
                                         330 Old Country Road, P.O. Box 31
                                         Mineola, NY 11501
                                         Attn: Matt Roseman, Esq.

          If to Howard Davidoff, Robert  c/o Carl Marx & Co., Inc.
              Davidoff or CMCO, Inc.     135 East 57th Street
                                         New York, NY 10022

          If to StepCap, LLC             c/o Warren Fader
                                         126 East 56/th/ Street
                                         21/st/ Floor
                                         New York, NY 10022

          If to Eleanor Levie            259 Cherry Lane
                                         Doylestown, PA 18901

          If to James Spampinato         19 Green Knoll Ct.
                                         Fort Salonga, NY 11768
           or to such other Person or address as the such parties shall furnish by notice to Purchaser in writing.

           (b) If to Purchaser or the   Sherwood Brands, Inc.
               Acquisition Sub, to:     1803 Research Blvd., Ste. 201
                                        Rockville, MD 20850
                                        Attn: Christopher Willi

                      with a copy to:   Gary M. Epstein, Esq.
                                        Greenberg Traurig, P.A.
                                        1221 Brickell Avenue
                                        Miami, Florida 33131

           or to such other Person or address as Purchaser or the Acquisition Sub shall furnish by notice to the Corporation in writing.

     7.5  Assignment.  This Agreement and all of the provisions hereof shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, which shall not be unreasonably withheld, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

     7.6  Governing Law. The Agreement shall be governed by the internal laws of
          -------------
the State of Maryland as to all matters, including but not limited to matters of validity, construction, effect and performance.

     7.7  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.8  Headings. The article and section headings contained in this Agreement
          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9  Entire Agreement. This Agreement, including the schedules and exhibits
          ----------------
hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

     7.10 Consent to Jurisdiction; Service of Process.  The Corporation and each
          -------------------------------------------
of the Sellers hereby irrevocably submit to the jurisdiction of the state or federal courts located in Montgomery County, Maryland in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

     7.11 Binding Effect.  This Agreement shall not be construed so as to confer
          --------------
any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

     7.12 Injunctive Relief.  The parties hereto agree that in the event of a
          -----------------
breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     7.13 Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     7.14 Severability.  Unless otherwise provided herein, if any provision of
          ------------
this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.15 Expenses.  Purchaser shall bear its own expenses, including without
          --------
limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Sellers shall bear their own respective expenses as well as those of the Corporation, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby; provided that such expenses of the Corporation shall be treated as a post-Closing merger consideration adjustment.

     7.16 Power of Attorney.  The Sellers hereby irrevocably constitute and
          -----------------
appoint the Indemnification Representative, with full power and authority to act alone in any matter hereunder and with full power of substitution, as his, her or its true and lawful attorneys-in-fact, with full power in the name of, for and on behalf of, such Sellers with respect to all matters arising in connection with this Agreement and the transactions contemplated hereby including, without limitation, the execution on behalf of such Seller of any waiver, release, settlement of claim, disbursement instructions and all such other documents and instruments as necessary to effectuate the purpose or purposes of this Agreement.

     7.17 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO KNOWINGLY,
          --------------------
VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                                 *     *    *

     IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.


                                        SHERWOOD BRANDS, INC.

                                        By:    /s/ Amir Frydman
                                               ---------------------------------
                                        Name:  Amir Frydman
                                        Title: Executive Vice President
                                               Address:
                                               Sherwood Brands
                                               1934 Research Blvd., #201
                                               Rockville, MD 20850

                                        SHERWOOD ACQUISITION CORP.

                                        By:    /s/ Amir Frydman
                                               ---------------------------------
                                        Name:  Amir Frydman
                                        Title: Executive Vice President
                                               Address:
                                               1934 Research Blvd., #201
                                               Rockville, MD 20850


                                        ASHER CANDY ACQUISITION
                                        CORPORATION

                                        By:    /s/ James Spampinato
                                               ---------------------------------
                                        Name:  James Spampinato
                                        Title: President
                                               Address:
                                               1815 Gilford Avenue
                                               New Hyde Park, NY 11040

Corporation
Common Stock
Owned                                   THE SELLERS

5,500,000 shares....................    By:    /s/ Eleanor I. Levie
                                               ---------------------------------
                                               Eleanor I. Levie
                                               Address:

                                        (signatures continued)

2,500,000 shares....................    By:    /s/ James Spampinato
                                               ---------------------------------
                                               James Spampinato
                                               Address:

250,000 shares......................    By:    /s/ Robert Davidoff
                                               ---------------------------------
                                               Robert Davidoff
                                               Address:
                                               c/o Carl Marx & Co., Inc.
                                               135 East 57/th/ Street
                                               New York, NY 10022


250,000 shares......................    By:    /s/ Howard Davidoff
                                               ---------------------------------
                                               Howard Davidoff
                                               Address:
                                               c/o Carl Marx & Co., Inc.
                                               135 East 57/th/ Street
                                               New York, NY 10022

500,000 shares......................    CMCO, Inc.

                                        By:    /s/ David F. Sanitkin
                                               ---------------------------------
                                        Name:  David F. Sanitkin
                                        Title: Controller
                                               Address:
                                               c/o Carl Marx & Co., Inc.
                                               135 East 57/th/ Street
                                               New York, NY 10022

1,000,000 shares................    STEPCAP, LLC

                                    By:    /s/ Patrick C. Lagrange
                                           -------------------------------------
                                    Name:  Patrick C. Lagrange
                                    Title: Authorized Agent
                                           Address:
                                           c/o Warren Fader
                                           126 East 56/th/ Street, 21/st/ floor
                                           New York, NY 10022

                                    (signatures continued)

Agreed and Accepted with respect to Section
4.4 (Tag-Along Rights) only:


/s/ Uziel Frydman
-------------------------------------------
Uziel Frydman